UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03	Material Modification to Rights of Security Holders.

On August 7, 2017, PetroTerra Corp. (the “Company”) filed an Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (the “Amended and Restated Certificate of Designation”) amending and restating certain provisions of the preferred stock designated as “Series A Convertible Preferred Stock”. Pursuant to the Amended and Restated Certificate of Designation, provisions capping the amount of conversion shares to be issued by the Company to holders of the Company’s Series A Convertible Preferred stock were amended and restated. The Amended and Restated Certificate of Designation was approved by the requisite stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2017, the Company filed the Amended and Restated Certificate of Designation with the Nevada Secretary of State. The Certificate of Amendment to Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Amended and Restated Certificate of Designation became effective upon filing with the Nevada Secretary of State.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of PetroTerra Corp., dated August 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer